UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2015

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 7.01	Regulation FD Disclosure.

SeaWorld Entertainment, Inc. (the “Company”), through its wholly-owned subsidiary, SeaWorld Parks & Entertainment, Inc., has begun exploring potential financing transactions to refinance its existing unsecured senior notes due 2016 (the “Senior Notes”). The Company intends to use the net proceeds from these financing transactions to refinance the outstanding Senior Notes and to pay fees and expenses related to such refinancing. There is no assurance that such financing transactions or refinancing of the Senior Notes will be consummated within any particular time period or at all.

This Current Report contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed refinancing of the Company’s debt, including those regarding the proposed financing transactions and the anticipated use of proceeds therefrom. These forward-looking statements are made only as of the date of this report and are based on management’s current expectations, assumptions, plans and beliefs. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure by the Company to successfully consummate the proposed financing transactions. Other potential risks and uncertainties are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission from time to time. The Company assumes no obligation to update the forward-looking information except as may be required by law. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by the Company that the statements will prove to be correct.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: March 23, 2015	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary